UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 23, 2011

CYBER SUPPLY INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

151-1201 LaRose Ave.

Toronto, Ontario
Canada M9P 1B3

(Address of principal executive offices)

(866) 534-5869

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:    Other Events.

Payment of Stock Dividend

On September 23, 2011, the Board of Directors of Cyber Supply Inc. (the “Company”) declared a stock dividend applicable to all stockholders as of the close of business on the record date of October 3, 2011.  Such stock dividend will be paid on October 4, 2011.  Each stockholder of the Company as of the record date will be entitled to receive four (4) additional shares of the Company’s common stock for each one (1) share of the Company’s common stock which they hold as of the close of business on the record date.  Holders of fractions of shares of the Company’s common stock will receive a proportional fractional number of shares.  In connection with this stock dividend, the ownership of stockholders possessing 6,301,700 shares of the Company’s Common Stock will be thereby be increased to 31,508,500 shares of common stock.

Preliminary Information Statement

On August 18, 2011, the Company filed a Preliminary Information Statement with the U.S. Securities and Exchange Commission, announcing the Company’s intent to change its name and increase the Company’s authorized shares.  The Company’s Board has determined that it is advisable to defer such actions until a later date and the Company will not proceed with the actions described in the Preliminary Information Statement at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYBER SUPPLY INC. By: /s/ Sebastien Koechli Name: Sebastien Koechli Title: President

Date: September 27, 2011